Exhibit 99.1

FOR IMMEDIATE RELEASE

Cloudastructure Reports Record-Breaking 2025 Growth, More Than Tripling Full-Year 2024

Performance and Delivering the Fastest Expansion in Company History

PALO ALTO, CA, Oct. 15, 2025 (GLOBE NEWSWIRE) -- Cloudastructure, Inc. (Nasdaq: CSAI) (“we,” “us,” “our,” “Cloudastructure” or the “Company”), a recognized leader in AI Surveillance and Remote Guarding, today announced that year-to-date signed contracts have reached approximately $4.79 million, representing more than a threefold increase compared to the Company’s full-year 2024 total of $1.5 million. This strong growth was further driven by a record-breaking September 2025, during which the Company signed over $1.0 million in new contracts, bringing total signed contracts for the third quarter to more than $2.0 million.

Cloudastructure’s record-setting performance highlights the accelerating market adoption of its AI surveillance and remote guarding solutions, along with the strength and scalability of its advanced technology platform. Through ongoing platform optimization and continuous advancements in its AI models, Cloudastructure now processes approximately 8 million videos per day, 8,200 per minute, or nearly 100 per second—while simultaneously lowering processing costs compared to previous periods.

“2025 marks a pivotal year for Cloudastructure,” said Lauren OBrien, Chief Revenue Officer. “Our rapid growth reflects both the rising demand for smarter security solutions and the confidence our customers place in our vision of a fully connected, AI-powered ecosystem where video intelligence drives real-time decision-making. Our cloud architecture and operational efficiencies are fueling scalable, profitable growth and positioning our platform to integrate with next-generation technologies—from drones to robotic dogs—creating a more connected, intelligent, and responsive security landscape. Every day, our technology safeguards more communities, analyzes more data, and powers innovations that once existed only in science fiction. We are building the future of security, and this is only the beginning.”

For partnership, investment, or media inquiries, please visit www.cloudastructure.com.

ABOUT CLOUDASTRUCTURE

Headquartered in Palo Alto, California, Cloudastructure’s advanced award-winning security platform utilizes a scalable cloud-based architecture that features cloud video surveillance with proprietary, state-of-the-art AI/ML analytics, and a seamless remote guarding solution. The combination enables enterprise businesses to achieve proactive, end-to-end security, and pairs that platform with an attractive value proposition that eschews proprietary hardware and offers contract-free, month-to-month pricing and unlimited 24/7 support. With Cloudastructure, companies can achieve unparalleled situational awareness in real time and thereby stop crime as it is happening, while simultaneously achieving up to a 75% lower Total Cost of Ownership than other systems. For more information, visit https://www.cloudastructure.com/.

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Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections, and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties, and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include the risks and uncertainties discussed in the reports that the Company has filed with the SEC, such as its Annual Report on Form 10-K. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Media Contact:
Kathleen Hannon
Sr. Communications Director
Cloudastructure, Inc.
Kathleen@cloudastructure.com
(704) 574-3732

Investor Contact:
Crescendo Communications, LLC
212-671-1020
CSAI@crescendo-ir.com

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